UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2015 (April 22, 2015)

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6750 Dumbarton Circle

Fremont, California 94555

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 23, 2015, Electronics For Imaging, Inc. announced preliminary financial results for the quarter ended March 31, 2015. A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished under Item 2.02 of this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 22, 2015, the Board of Directors (the “Board”) of Electronics For Imaging, Inc. (the “Company”) appointed Marc Olin, 50, as its Chief Financial Officer effective April 22, 2015.

Mr. Olin was appointed Chief Operating Officer of the Company effective January 16, 2014. From January 9, 2015 to the present time, Mr. Olin has served as the Company’s Interim Chief Financial Officer, and previously from September 2013 until January 2014, Mr. Olin also served as the Company’s Interim Chief Financial Officer. Mr. Olin joined the Company in 2003 when the Company acquired Printcafe Software. Since 2003, Mr. Olin has served in various roles at the Company, including from 2006 until January 2014 as Senior Vice President and General Manager of EFI Productivity Software. Mr. Olin holds a B.S. in Graphic Communications Management and Applied Mathematics from Carnegie Mellon University.

There are no arrangements or understandings between Mr. Olin and any other persons pursuant to which he was selected as Chief Financial Officer. There are also no family relationships between Mr. Olin and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensation Arrangements for Mr. Olin. In connection with the appointment of Mr. Olin as Chief Financial Officer, the Compensation Committee of the Board approved the Company’s grant to Mr. Olin of an award of 17,964 performance-based vesting restricted stock units under the Company’s 2009 Equity Incentive Award Plan (the “Plan”) and an award of 5,988 time-based vesting restricted stock units under the Plan. The restricted stock units are, subject to vesting, payable in an equal number of shares of the Company’s common stock. Vesting of the performance-based restricted stock units will occur based on the average of the per-share closing prices of the Company’s common stock over a period of 90 consecutive trading days. One-third of the performance-based vesting restricted stock units will vest on the date such average of the closing prices equals or exceeds $50, one-third of the performance-based vesting restricted stock units will vest on the date such average of the closing prices equals or exceeds $56, and one third of performance-based vesting restricted stock units will vest on the date such average of the closing prices equals or exceeds $62, in each case subject to Mr. Olin’s continued employment through that date. One-third of the time-based vesting restricted stock units are scheduled to vest on each of April 23, 2016, April 23, 2017, and April 23, 2018, in each case subject to Mr. Olin’s continued employment through that date.

Other than as described above, Mr. Olin’s compensation as Chief Financial Officer remains the same as his prior compensation as Chief Operating Officer of the Company. Mr. Olin has entered into an employment agreement with the Company, the terms of which are substantially the same as his prior agreement with the Company entered into in January 2014. In addition, the Indemnity Agreement Mr. Olin previously entered into with the Company continues in effect.

Item 7.01	Regulation FD Disclosure.

On April 23, 2015, the Company issued a press release announcing preliminary financial results for the quarter ended March 31, 2015 and the management changes set forth in Item 5.02 of this Current Report on Form 8-K. A copy of the Company’s press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 23, 2015 — EFI Reports Record First Quarter Revenue of $195M

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 23, 2015	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ Guy Gecht

	Name:	Guy Gecht
	Title:	Chief Executive Officer, President

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED APRIL 23, 2015

Exhibit No.	Description

99.1	Press Release dated April 23, 2015 — EFI Reports Record First Quarter Revenue of $195M